UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: April 29, 1999

                          VALLEY FINANCIAL CORPORATION

      VIRGINIA                      33-77568                   54-1702380
(State of Incorporation)    (Commission File Number)       (I.R.S. Employer
                                                         Identification Number)


                             36 Church Avenue, S.W.
                            Roanoke, Virginia 24011

                    (Address of principal executive offices)

                                 (540) 342-2265

                (Issuer's telephone number, including area code)


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Item 4.  Changes in Registrant's Certifying Accountant.

     Effective April 27, 1999 Valley Financial Corporation (the "Company") engaged Larrowe & Company, PLC to audit the Company's financial statements for the year ending December 31, 1999. Previously, KPMG LLP served as the Company's independent auditors. The decision to change independent accountants was approved by the Audit Committee of the Board of Directors pursuant to specific delegation of authority from the full Board of Directors, and was based on competitive factors.

     There were no disagreements between the Company and KPMG LLP during the last two fiscal years on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved, would have caused KPMG LLP to make reference to the subject matter of such disagreement in connection with its report.

     As an amendment, we are including as Exhibit 16 the letter from KPMG LLP acknowledging this notice.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VALLEY FINANCIAL CORPORATION



Date: April 29, 1999           /s/ A. Wayne Lewis
                              ----------------------------------------
                              A. Wayne Lewis, Executive Vice President


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May 3, 1999


Securities and Exchange Commission
Washington, DC  20549

Ladies and Gentlemen:

We were previously principal accountants for Valley Financial Corporation and, under the date of January 22, 1999, we reported on the consolidated financial statements of Valley Financial Corporation and subsidiary as of and for the years ended December 31, 1998 and 1997. On April 27, 1999, our appointment as principal accountants was terminated. We have read Valley Financial Corporation's statements included under Item 4 of its Form 8-K dated April 29, 1999, and we agree with such statements, except that we are not in a position to agree or disagree with Valley Financial Corporation's stated reason for changing principal accountants and with Valley Financial Corporation's statement that the change was approved by the Audit Committee of the Board of Directors pursuant to specific delegation of authority from the full Board of Directors.

Very truly yours,


KPMG LLP


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